EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Income Fund, Select Ten Retirement Portfolio Series 1996, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-63763 of our opinion dated February 21, 1996, relating to the Statement of Condition of Equity Income Fund, Select Ten Retirement Portfolio Series 1996, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, N.Y.
February 21, 1996